Exhibit 4.19

THIRD SUPPLEMENTAL INDENTURE

among

CARRIZO OIL & GAS, INC.,

PECOS PIPELINE LLC,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

October 19, 2009

TABLE OF CONTENTS

ARTICLE ONE RELEASE OF POTENTIAL SUBSIDIARY GUARANTOR	2

SECTION 101 Release of Potential Subsidiary Guarantor.	2

ARTICLE TWO MISCELLANEOUS PROVISIONS	3

SECTION 201 Integral Part.	3
SECTION 202 General Definitions.	3
SECTION 203 Adoption, Ratification and Confirmation.	3
SECTION 204 Counterparts.	3
SECTION 205 Governing Law.	3

CARRIZO OIL & GAS, INC.

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of October 19, 2009 (the “Third Supplemental Indenture”), among Pecos Pipeline LLC, a Delaware limited liability company (“Pecos”), Carrizo Oil and Gas, Inc., a Texas corporation (the “Company”), and Wells Fargo Bank, National Association (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company, certain of its Subsidiaries (including Pecos) and the Trustee heretofore executed and delivered an Indenture, dated as of May 28, 2008 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, an indirect wholly-owned subsidiary of the Company has agreed to sell all of the limited liability company interests of another indirect wholly-owned subsidiary of the Company, which in turn indirectly owns all of the limited liability company interests of Pecos, to a third party (the “Sale”);

WHEREAS, Pecos is a party to and a Potential Subsidiary Guarantor under the Indenture, but no series of the Company’s Securities has the benefit of any Subsidiary Guarantee by any Subsidiary Guarantor;

WHEREAS, Section 9.01(8) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to change or eliminate any of the provisions of the Indenture; provided, that any such change or elimination shall become effective only when there is no outstanding Security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision; and

WHEREAS, Pecos and the Company, pursuant to the foregoing authority, propose to amend and supplement the Indenture to release Pecos as a party to and as a Potential Subsidiary Guarantor under the Indenture concurrently with the completion of the Sale;

NOW, THEREFORE:

In consideration of the premises provided for herein, Pecos, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:

ARTICLE ONE

RELEASE OF POTENTIAL SUBSIDIARY GUARANTOR

SECTION 101	Release of Potential Subsidiary Guarantor.

Effective as of October 19, 2009, the parties agree that Pecos shall be released as a party to and as a Potential Subsidiary Guarantor under the Indenture and that Pecos shall have no further obligations or liabilities under the Indenture.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 201	Integral Part.

This Third Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 202	General Definitions.

For all purposes of this Third Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

(b) the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Third Supplemental Indenture.

SECTION 203	Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 204	Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 205	Governing Law.

THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first written above.

PECOS PIPELINE LLC

By:	/s/ Paul F. Boling
Name: Title:	Paul F. Boling Vice President

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name: Title:	Paul F. Boling Vice President, Chief Financial Officer, Secretary and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

By:	/s/ Patrick T. Giordano
Name: Title:	Patrick T. Giordano Vice President

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